SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

557 BROADWAY, NEW YORK, NEW YORK		10012
(Address of Principal Executive Offices)		(Zip Code)

(212) 343-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

(d)    Not applicable

(e)    Scholastic Corporation (the “Company”) held its annual meeting of stockholders on September 26, 2018 (the “Annual Meeting”). At the Annual Meeting the Class A stockholders approved Amendment No. 3 to the Scholastic Corporation 2011 Stock Incentive Plan (the “Plan”). Amendment No. 3 increased the number of shares reserved for issuance under the Plan by 1,900,000 shares of Common Stock, resulting in an aggregate amount of shares reserved for issuance under the Plan of 6,475,000 shares of Common Stock.

Item 5.07	Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of the security holders at the Annual Meeting are as follows:

Matters Voted Upon by Holders of Class A Stock

1.	Nominees for Election to Board of Directors

	For	Against	Withheld
Richard Robinson	1,656,200	0	0
Andrés Alonso	1,656,200	0	0
Mary Beech	1,656,200	0	0
Andrew S. Hedden	1,656,200	0	0
Peter Warwick	1,656,200	0	0
Margaret A. Williams	1,656,200	0	0
David J. Young	1,656,200	0	0

2.	Approval of the Amendment No. 3 to the Scholastic Corporation 2011 Stock Incentive Plan.

For	Against	Abstain
1,656,200	0	0

The shares of Class A Stock are not held through brokers and, accordingly, broker non-votes are not applicable.

Matters Voted Upon by Holders of Common Stock

1.	Nominees for Election to Board of Directors.

	For	Against	Withheld	Broker Non-Vote
James W. Barge	27,332,565	0	2,098,778	0
John L. Davies	26,575,960	0	2,855,383	0

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: October 1, 2018	By:	/s/ Kenneth J. Cleary
Kenneth J. Cleary
Chief Financial Officer